QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.1

May 31, 2013

Global Partners LP
P.O. Box 9161
800 South Street
Waltham, Massachusetts 02545-9161

  Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Global Partners LP, a Delaware limited partnership (the "Partnership"), Global Finance Corp., a Delaware corporation ("Finance Corp") as well as Global Operating LLC, a Delaware Limited Liability Company, Global Companies LLC, a Delaware Limited Liability Company, Glen Hes Corp., a Delaware Corporation, Global Montello Group Corp., a Delaware Corporation, Chelsea Sandwich LLC, a Delaware Limited Liability Company, Global Energy Marketing LLC, a Delaware Limited Liability Company, Global Energy Marketing II LLC, a Delaware limited liability company, Global CNG LLC, a Delaware limited liability company, Cascade Kelly Holdings LLC, an Oregon limited liability company, Alliance Energy LLC, a Massachusetts limited liability company and Bursaw Oil LLC, a Massachusetts limited liability company (collectively, the "Guarantors") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Partnership and Finance Corp under the Securities Act of 1933 (the "Securities Act") with respect to the offer from time to time, pursuant to Rule 415 under the Securities Act, of up to $500,000,000 of:

          (1)   common units representing limited partner interests in the Partnership (the "Common Units");

          (2)   debt securities, which may be co-issued by Finance Corp, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); and

          (3)   guarantees (the "Guarantees") of the Debt Securities by the Guarantors.

        The Common Units, Debt Securities and Guarantees are collectively referred to herein as the "Securities". We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a "Prospectus Supplement") to the Prospectus.

        In rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus, (ii) the form of Senior Indenture (the "Senior Indenture") filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures") filed as an exhibit to the Registration Statement, (iv) the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), (v) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware, (vi) the certificates of incorporation, bylaws, limited liability company agreements and other formation documents and agreements, as applicable, of Finance Corp and the Guarantors, (vii) resolutions of Global GP LLC, a Delaware limited liability company and the general partner of the Partnership, of Finance Corp and of the Guarantors and (viii) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

        In connection with rendering the opinions set forth below, we have assumed that:

            (i)  all information contained in all documents reviewed by us is true and correct;

           (ii)  all signatures on all documents examined by us are genuine;

          (iii)  all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

          (iv)  each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

           (v)  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

          (vi)  a Prospectus Supplement to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

         (vii)  all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement to the Prospectus;

        (viii)  the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;

          (ix)  a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

           (x)  the form and terms of any Debt Securities and Guarantees, the issuance, sale and delivery thereof by the Partnership, Finance Corp and the Guarantors, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership, Finance Corp and the Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity;

          (xi)  the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units; and

         (xii)  each person signing documents we examined has the legal authority and capacity to do so.

        Based upon and subject to the foregoing, we are of the opinion that:

          (1)   With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessabiltiy may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and as described in the Prospectus Supplement and the Prospectus).

          (2)   With respect to the Debt Securities and the Guarantees, when (a) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the terms of the Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership, Finance Corp or the Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership, Finance Corp and the Guarantors; (c) the Partnership, Finance Corp and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and, if applicable, the Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp and the Guarantors, respectively, enforceable against the Partnership, Finance Corp and the Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally or by general principles of equity and an implied covenant of good faith and fair dealing.

        The opinions expressed herein are qualified in the following respects:

            (i)  We express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to or relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

           (ii)  This opinion is limited in all respects to the DRULPA, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, the contract law of the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

          (iii)  We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

        We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

QuickLinks

  EXHIBIT 5.1